UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 24, 2010

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensation Arrangements of Certain Officers

On February 24, 2010, the Company adopted a revised standard form of performance-based restricted stock grant agreement to be used in conjunction with future awards to be made under The Standard Register Company 2002 Equity Incentive Plan.  The new form of award agreement is filed as an exhibit with this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

10.1

Form of performance-based restricted stock grant agreement under The Standard Register Company 2002 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: February 24, 2010	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary